EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contact:

G. Darcy Klug, Chairman, CEO and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

Philip C. Spizale, CEO

(337) 269-5933

philip.spizale@redhawkholdingscorp.com

Investor Relations:

Stephanie Prince, Managing Director

PCG Advisory

(646) 762-4518

sprince@pcgadvisory.com

REDHAWK REPORTS YEAR END RESULTS

LAFAYETTE, LOUISIANA – November 18, 2020 - RedHawk Holdings Corp. (OTC: SNDD) (“RedHawk” or the “Company”), a diversified holding company primarily engaged in sales and distribution of medical devices, announced today its financial results for the three months and fiscal year ended June 30, 2020.

For the three month period ended June 30, 2020, on revenues of $916,203, the Company reported net income from operations of $38,534. Starting from reported net income from operations of $38,534 for the three month period, and excluding $34,326 of research and development charges for the now completed SANDD Pro™ reverse engineering project, $40,153 of expenses for a now completed marketing consulting agreement, and $7,656 of costs necessary to update the RedHawk Medical Products website, RedHawk’s adjusted net income from operations was $120,769 for the quarter ended June 30, 2020. As previously announced, revenues for the quarter ended June 30, 2020 increased more than 500% when compared to revenues for the immediate preceding quarter ended March 31, 2020.

For the fiscal year ended June 30, 2020, on revenues of $1,134,192, RedHawk reported a net loss from operations of $779,777. Starting from a reported net loss from operations of $779,777 for the fiscal year, and excluding $118,327 of research and development charges for the now completed SANDD Pro™ reverse engineering project, $153,921 of marketing expenses for a now completed consulting relationship, and $39,352 of costs necessary to update the RedHawk Medical Products website, the Company’s adjusted net loss from operations was $468,177 for the fiscal year ended June 30, 2020. For the fiscal year ended June 30, 2019, RedHawk previously reported a net loss from operations of $661,943 on revenues of $129,006.

The increase in year over year revenues was primarily attributable to the Company’s decision in the fiscal year ended June 30, 2019, to temporarily exit its primary marketing focus on pharmaceutical sales in the United Kingdom and instead deploy its available working capital to develop and expand its more profitable lines of medical devices in the United States.

Additionally, RedHawk announced today that it has executed a non-binding letter of intent to acquire certain cannabis assets, including licenses to grow, manufacture and sell in the State of Oklahoma, with an anticipated initial focus on “craft” cultivation and distribution of product. Closing of the acquisition is contingent upon, among other things, completion of satisfactory due diligence, approval by RedHawk’s board of directors, the negotiation, acceptance and execution of a definitive purchase agreement, acceptance and approval by the requisite shareholders, satisfactory completion of legal, regulatory and financial due diligence, and the closing of the required amount of acquisition financing. Accordingly, RedHawk cannot provide any assurance that a definitive agreement will be reached on acceptable terms or at all, that due diligence will be satisfactory, that the required acquisition financing will be obtained by RedHawk on acceptable terms or at all, or that the acquisition will ultimately be completed in any particular time frame or at all.

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About RedHawk Holdings Corp.

RedHawk Holdings Corp. is a diversified holding company which, through its subsidiaries, is engaged in the sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells the Sharps and Needle Destruction Device (SANDD™), WoundClot Surgical - Advanced Bleeding Control, and a line of Personal Protection equipment including face masks and shields, digital non-contact thermometers and portable UV Sterilization lights. Through our United Kingdom based subsidiary, we manufacture and market branded generic pharmaceuticals. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner. For more information, please visit: http://www.redhawkholdingscorp.com

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including adjusted net income from operations and adjusted net loss from operations. These are important financial measures for us but are not financial measures as defined by generally accepted accounting principles ("GAAP"). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. By disclosing these non-GAAP financial measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company.

These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net income from operations, net loss from operations or any other measures derived in accordance with GAAP as measures of operating performance or liquidity.

Adjusted net income (loss) from operations - We define Adjusted net income (loss) from operations as net income (loss) from operations with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

● research and development charges;

● expenses for a now completed marketing consulting agreement; and

● costs necessary to update the RedHawk Medical Products website

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results, including any potential completion of the acquisition of the cannabis assets described herein, may differ materially from that projected or suggested herein due to certain risks and uncertainties including, but not limited to, the negotiation, acceptance and execution of a final definitive purchase agreement, acceptance and approval by the board of directors and the shareholders of the seller, satisfactory completion of legal and financial due diligence, RedHawk obtaining the required amount of acquisition financing, and the obtainment of all necessary consents and approvals of any third parties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.